Exhibit 10.3

BIOTA PHARMACEUTICALS, INC,

NON-PLAN STOCK UNITS AGREEMENT

Biota Pharmaceuticals, Inc., a Delaware company (the “Company”) has granted to the Participant named in the Notice of Grant of Non-Plan Stock Units (the “Grant Notice”) to which this Non-Plan Stock Units Agreement (the “Agreement”) is attached an Award consisting of Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. This Award is being granted as an inducement to the hiring of the Participant and has not been granted pursuant to the Nabi Biopharmaceuticals 2007 Omnibus Equity and Incentive Plan (the “Plan”). However, as set forth below, unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan. In addition, certain provisions set forth in the Plan shall govern the terms, administration, and interpretation of this Award (collectively, the defined terms and provisions are referred to as the “Applicable Plan Provisions”). By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Applicable Plan Provisions and a prospectus for this Agreement prepared in connection with the registration with the Securities and Exchange Commission of the Stock issuable pursuant to the Award (the “Prospectus”), and (b) accepts the Award subject to all of the terms and conditions of the Grant Notice and this Agreement.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan. In addition, the following terms shall have the meanings described below:

(a) “Service” means service in the capacity of an employee or consultant for the Company or any Subsidiary or as a member of the Board.

(b) “Subsidiary” has the meaning set forth in Section 424 of the Code.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. APPLICABLE PLAN PROVISIONS.

For purposes of this Award, the following Sections of the Plan, as in effect on the Date of Grant, are hereby incorporated by reference: Sections 2, 3, 4, 10, 16, 17 and 18 (other than Sections 18(c) and 18(d)).

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement and the Applicable Plan Provisions shall be determined by the Committee or its designee.

4. THE AWARD.

4.1 Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Common Stock for each Vested Unit.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or any of its Subsidiaries. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the Stock issued upon settlement of the Units.

5. VESTING OF UNITS.

The Units shall vest and become Vested Units as provided in the Grant Notice. Notwithstanding the foregoing, to the extent the Company terminates the Participant’s Service without “Cause” (as defined in the employment agreement between the Company and the Participant, dated November 12, 2012), or the Participant terminates his Service for “Good Reason” (as defined in the employment agreement between the Company and the Participant dated November 12, 2012), then the Participant’s vesting, as determined pursuant to the Grant Notice, shall be made by increasing the amount of the Participant’s Service by eighteen (18) months.

6. COMPANY REACQUISITION RIGHT.

6.1 Grant of Company Reacquisition Right. Except to the extent otherwise provided in Sections 5 and 9 herein, or in an employment or other service agreement between the Company (or any Subsidiary) and the Participant, in the event that the Participant’s Service terminates for any reason, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

6.2 Adjustments Resulting From Changes in Capitalization. Upon the occurrence of an event described in Section 16(a) of the Plan giving rise to an adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the

Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to such event. For purposes of determining the number of Vested Units following an event described in Section 16(a) of the Plan, credited service shall include all service with the Company and its Subsidiaries at the time the service is rendered.

7. SETTLEMENT OF THE AWARD.

7.1 Issuance of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Common Stock. Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s insider trading compliance policy.

7.2 Beneficial Ownership of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all Stock acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Stock. The grant of the Award and issuance of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Stock may not be issued hereunder if the issuance of such Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares of Common Stock. The Company shall not be required to issue fractional shares of Common Stock upon the settlement of the Award. Any fractional share resulting from a settlement of an Award shall be rounded down to the nearest whole number.

8. TAX WITHHOLDING.

8.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company or any Subsidiary, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the Award, the vesting of Units or the issuance of Stock in settlement thereof. The Company shall have no obligation to deliver Stock until such tax withholding obligations have been satisfied by the Participant.

8.2 Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and the Company’s insider trading compliance policy, the Company may permit the Participant to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for either (a) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Stocks being acquired upon settlement of Units, or (b) payment by check, cash, bank order or other method approved in advance by the Company.

8.3 Withholding in Shares of Common Stock. The Company will, subject to a timely election by the Participant, permit the Participant to satisfy all or any portion of the tax withholding obligations by deducting from the Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. For this purpose, “Fair Market Value” shall have the meaning set forth in the Plan, which, provided the Stock is traded on NASDAQ or another national stock exchange, will be the per share closing price of the stock on the vesting date (or if there was no reported closing price on such date, on the last preceding date on which the closing price on such exchange was quoted.

8.4 Default Withholding Provision. Except as otherwise provided by the Company, if the Participant does not deliver to the Company at least three (3) days prior to a Settlement Date a written notice of Participant’s election to satisfy by cash, check, or other manner agreeable to the Company, all federal, state, local or foreign tax withholding obligations related to the settlement of the Award, Participant and the Company agree that the Company shall retain that number of the shares of Common Stock, based on the Fair Market Value of the Company’s Stock on such Settlement Date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that the Participant would incur as a result of the settlement of such Stock determined by the applicable minimum statutory withholding rates.

9. EFFECT OF CHANGE IN CONTROL.

In the event of a Change in Control, as defined in the employment agreement between the Company and Participant, dated November 12, 2012 or the termination of Participant by the Company within three (3) months prior to such a Change in Control, to the extent permitted by Section 409A of the Code, such Units shall vest and be settled immediately prior to, but contingent upon,, the consummation of the Change in Control. Notwithstanding the foregoing, to the extent the Units constitute “deferred compensation” subject to Section 409A of the Code, then the vesting of such Units shall not result in their settlement unless the Change in Control event also constitutes a distributable event under Section 409A of the Code. To the extent that a Change in Control does not constitute a distributable event under Section 409A of the Code, then such Units shall vest in full, but shall be settled on the earlier of (i) the Settlement Date such Units would otherwise have applied to the Participant; and (ii) the Participant’s Separation from Service.

10. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the capitalization of the Company described in Section 16(a) of the Plan, effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the Company’s Common Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of Stock to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an employee of the Company or any Subsidiary, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company (or any Subsidiary) and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or any Subsidiary or interfere in any way with any right to terminate the Participant’s Service at any time.

12. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13. COMPLIANCE WITH SECTION 409A OF THE CODE.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in the Awards being treated as deferred compensation subject to Section 409A of the Code shall comply in all respects with the applicable requirements of Section 409A of the Code (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A of the Code, the following shall apply:

13.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

13.2 Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.

13.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.

13.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A of the Code to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A of the Code to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A of the Code, except for penalties resulting from the Company’s failure to withhold applicable income and employment taxes in accordance with applicable law from compensation paid or provided to Participant, or as a result of the Company’s negligence or intentional misconduct.

14. MISCELLANEOUS PROVISIONS.

14.1 Termination or Amendment. The Committee may terminate or amend this Agreement at any time, provided, however, that no amendment to, or termination of, this Agreement shall be effective unless in writing, and any amendment or termination which negatively affects the Participant’s rights or value under this Agreement will not be effective unless consented to in writing by the Participant.

14.2 Nontransferability of the Award. Prior to the issuance of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

14.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or any Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering this Award as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering this Award, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.5(a) of this Agreement and consents to the electronic delivery of the Award as described in Section 14.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke consent to the electronic delivery of documents described in Section 14.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.5(a).

14.6 Integrated Agreement. The Grant Notice, this Agreement and the Applicable Plan Provisions, together with any employment, service or other agreement between the Participant and the Company or any Subsidiary referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Company and its Subsidiaries with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and its Subsidiaries with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

14.7 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

14.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.